DATED 2008

(1) YARRAMAN WINERY, INC.

(2) ASIA DISTRIBUTION SOLUTIONS LIMITED

AGREEMENT

relating to an Implementation Agreement
dated 4 September 2008

STEPHENSON HARWOOD
One, St. Paul's Churchyard
London EC4M 8SH
Tel: 020 7329 4422
Fax: 020 7329 7100
(Ref: 1610/46-03880)

DATED: 2008

BETWEEN:

(1) **YARRAMAN WINERY, INC.** a corporation organised under the laws of the State of Nevada, USA, with an address at 700 Yarraman Road, Wybong, Upper Hunter Valley, New South Wales, Australia 2333 ("**YRMN**"); and

(2) **ASIA DISTRIBUTION SOLUTIONS LIMITED** (registered number CT-1285405) whose registered office is at Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O Box 2681, Grand Cayman, KY1-1111, Cayman Islands ("**ADSL**").

RECITALS:

(A) Capitalised terms used in these Recitals shall have the same meanings given to them in the Definitions section below.

(B) This Agreement is supplemental to the Implementation Agreement by which YRMN and ADSL set out certain matters agreed between them relating to the conduct of the Offer.

(C) Since the release of the First Announcement various negotiations have taken place regarding the structure of the Offer which have resulted in the release of the Second Announcement and which have an effect on the Implementation Agreement as currently drafted.

(D) The parties hereto intend to continue to adhere to the terms of the Implementation Agreement and therefore wish to record between them various matters relating to this on the terms hereinafter mentioned.

OPERATIVE PROVISIONS:

1 Definitions

1.1 In this Agreement where the context admits the following expression shall have the following meanings:-

"First Announcement"	the announcement of the Offer released to a Regulatory News Service on 4 September 2008;

"Implementation Agreement"	the implementation agreement dated 4 September 2008 made between the parties hereto;
"Regulatory News Service"	the regulatory information service operated by the London Stock Exchange plc;
"Second Announcement"	an updating announcement relating to the Offer;

1.2 Words and phrases defined in the Implementation Agreement shall have the same meanings when used in this Agreement unless otherwise stated.

2 Implementation Agreement

The parties hereto acknowledge and agree that:

2.1 a new clause 2.4 shall be added to the Implementation Agreement as follows:

The Parties agree that the Second Press Announcement shall be released to the Regulatory News Service on or before 3 November 2008.

2.2 the first sentence of clause 4.3 of the Implementation Agreement shall be deleted and replaced with the following:

YRMN will use its reasonable commercial endeavours to procure that YRMN shall publish the Offer Document no later than 12 November 2008 and shall post a copy of the Offer Document to each ADSL shareholder; and

2.3 all other terms and conditions of the Implementation Agreement shall remain in full force and effect.

3 Waiver of breach of the Implementation Agreement

In the event that either of the parties is found to be in breach of the Implementation Agreement by reason of a failure to comply with the provisions of the Timetable as originally set out therein, both parties hereby waive such breach and acknowledge they shall have no right of action against the other in respect of such breach.

4 **Contracts (Rights of Third Parties) Act 1999**

The parties to this Agreement do not intend any of its terms to be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Agreement.

5 **Entire Agreement**

5.1 This Agreement and the documents referred to in it constitute the entire agreement and understanding of the parties in relation to its subject matter.

5.2 Except as otherwise permitted by this Agreement, no change to its terms shall be effective unless it is in writing and signed by or on behalf of all parties.

6 **Counterparts**

6.1 This Agreement may be executed in any one or more number of counterparts, each of which, when executed, shall be deemed to form part of and together constitute this Agreement.

6.2 This Agreement shall be immediately binding and effective when each of the parties has unconditionally executed either it or any of those counterparts.

7 **Governing Law and Jurisdiction**

7.1 This Agreement shall be governed by the laws of England and Wales.

7.2 The parties hereto irrevocably submit to the exclusive jurisdiction of the English courts.

IN WITNESS whereof this Agreement has been duly executed as a DEED and has been DELIVERED on the date which appears first on page 1.

SIGNED as a **DEED** on behalf of)
YARRAMAN WINERY, INC.)
a company incorporated in Nevada, USA)

....
Authorised Signatory 30/10/08.
IAN LONG.
PRESIDENT
CHIEF EXECUTIVE OFFICER

SIGNED as a **DEED** on behalf of)
ASIA DISTRIBUTION SOLUTIONS)
LIMITED a company incorporated in the)
Cayman Islands by..........................)
being a person who in accordance with)
the laws of that territory is acting)
under the authority of the company:-)

.... 29.10.08.
Authorised Signatory

CHAIRMAN.